EXHIBIT 10.1


                      SECOND AMENDED AND RESTATED AGREEMENT

         This Second Amended and Restated Agreement ("Second Amended Agreement"), is made and entered into by and between LUNG HWA ELECTRONICS CO., LTD. ("LHE"), a Taiwan Corporation having its office and principal place of business at 3F, 248, Pei Sheng Rd. Sec. 3, Sheng Keng, Taipei Hsien, Taiwan, R.
O. C., and I/OMAGIC CORPORATION ("IOMC"), a Nevada corporation, having its office and principal place of business at 4 Marconi, Irvine, CA 92618, and is dated May 3, 2006 for reference purposes only and is effective as of APRIL 1, 2006. LHE and IOMC are each referred to herein as a "Party" and together as the "Parties."

                                    RECITALS

         This Second Amended Agreement is entered into with reference to the following facts:

         WHEREAS, LHE and IOMC have previously entered into a certain agreement dated July 21, 2005 in connection with a $15 million trade credit facility offered by LHE to IOMC (the "Amended Agreement").

         WHEREAS, LHE and IOMC now desire to amend and restate the Amended Agreement in its entirety to properly reflect the intent of both Parties and to apply the terms of the Second Amended Agreement retroactively effective as of April 1, 2006.

         WHEREAS, IOMC desires to use LHE as IOMC's International Purchasing Office hereafter referred to as "IPO") to purchase certain computer peripheral products for IOMC.

         WHEREAS, IOMC has the desire to purchase from LHE and LHE desires to sell certain computer peripheral and digital entertainment products manufactured by LHE ("OEM Sales").

         NOW, THEREFORE, in consideration of the covenants and promises contained herein, and for other good and valuable consideration, the existence and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

Terms Applicable to IPO Business Model:
---------------------------------------

1. IOMC may instruct LHE to purchase consumer/computer products from its designated suppliers for IOMC in the territory of the North America.

2. PRICE TRANSPARENCY: LHE shall not renegotiate the price on IOMC's purchase order to LHE for products to be purchased with the designated suppliers, unless the supplier and LHE offer IOMC the same reduction in price for such products. LHE agrees to provide and execute a Tri-Party Agreement to be negotiated and entered into between IOMC, LHE and each supplier that IOMC instructs LHE to purchase products from. LHE agrees that the Tri-Party Agreement shall include, but not be limited to, LHE's agreement that LHE shall not renegotiate prices with the supplier.

         LHE will make purchases from designated suppliers using a Letter of Credit or Wire Transfer as required by designated supplier. However, LHE can decide to use a Letter of Credit or Wire Transfer depending on LHE's financial status. Purchase Orders will be processed by LHE in a timely manor based on IOMC's reasonably requested time table to meet its customers requirements. If there are any overdue payments from IOMC, LHE has the right to refuse further Purchase Orders. If there are any overdue payments from IOMC, LHE has the right to refuse further Purchase Orders after two business days' notification to IOMC of overdue payments.

3.       HANDLING CHARGE AS BEING IPO
         LHE shall charge 4.0% handling charge based on the supplier's unit price.

4.       RETURNS
         IOMC shall return nonconforming or defective products directly to the supplier. LHE agrees to issue IOMC a credit for the 4.0% handling charge on the returned products in the event that the supplier issues a return credit to LHE for IOMC returned products. Returns to suppliers will be negotiated and handled pursuant to a Tri-Party Agreement executed by LHE, IOMC, and supplier.

Terms Applicable to IPO and OEM Sales Business Model:
-----------------------------------------------------

1.       PURCHASE ORDER
         IOMC shall issue purchase orders to LHE during the term of this Second Amended Agreement. The terms on all Purchase Orders shall be F.O.B. I/OMagic's warehouse located at 4 Marconi, Irvine, CA 92618, unless agreed upon otherwise in writing by both parties.

2.       CREDIT LINE US $15 MILLION

3.       PAYMENT:
         (a) Net 120 days from the date of LHE's invoice for the IPO Sales Business Model; Net 90 days from the date of LHE's invoice for the OEM Sales Business Model. LHE shall issue individual invoices to IOMC for each shipment no earlier than the shipment date of the Products to IOMC.
         (b) Payment should be made on the 121st day for IPO Sales and the 91st day for OEM Sales, beginning on the date the invoice is issued with funds paid via wire transfer to bank account specified below (hereinafter referred to as "Bank"):
         (c)      Bank information
                  Bank: CHANG HWA COMMERCIAL BANK, LTD. PEI HSIN BRANCH
                  Account name: LUNG HWA ELECTRONICS CO., LTD.
                  Account No. 5623-22-06271-500
                  SWIFT CODE: CCBCTWTP562
         (d) Interest shall accrue on any past due accounts at a rate of 0.5% per month.

4.       EARLY PAYMENT
         IOMC shall pay LHE 10% of the purchase price on any purchase orders issued to LHE within ten (10) days of LHE's invoice date.

5.       CANCELLATION
         If IOMC cancels the Purchase Order, the cancellation penalty will depend on the supplier's request stated on quotation or contract. LHE will send a debit note to IOMC for the cancellation fee of the Letter of Credit or any other related expenses, not to exceed actual expenses.

6.       SHIPMENT
         IOMC will pay for reasonable shipping expenses including transportation costs, freight forwarder and related customs/duties fees.

7.       NON-COMPETITION
         During the term of, or any extension of the term of, this Second Amended Agreement, LHE shall not export, market, design, manufacture or sell any products similar to, or which either alone in conjunction with some other goods, perform as or which might otherwise compete with IOMC in the North America.

8.       DURATION
         The terms and conditions shall remain valid for one (1) year from the effective date of this Second Amended Agreement. Before or at the end of the term, if either party would like to terminate the agreement, they must provide at least thirty (30) days prior written notice via certified mail. If either party wishes to revise the Second Amended Agreement, that party shall provide notice to the other party at least thirty (30) days prior to the effective date of the revision. The revisions shall take place, provided that both parties mutually agree to and execute a new amendment to this agreement. Otherwise, the Second Amended Agreement will be continuously valid without signing a new agreement.

9.       MONTHLY STATEMENTS
         LHE shall fax or e-mail a statement indicating all open items to IOMC within 15 days after the end of each month.

10.      ENTIRE AGREEMENT
         Except as provided herein, this Second Amended Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of the Agreement and this Second Amended Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Second Amended Agreement that are not fully expressed herein.

10.      APPLICABLE LAW
         This Second Amended Agreement shall be subject to the laws of California and each party hereby submits to the exclusive jurisdiction of the courts in Orange County, California and irrevocably waives any rights it may have to bring proceedings in any other jurisdiction (including without limitation on the grounds of inconvenient forum.)

11.      ARBITRATION
         If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Second Amended Agreement, or with respect to the performance by any of the parties under this Second Amended Agreement, then the parties agree that the dispute shall be arbitrated in Orange County, California, before a single arbitrator, in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute"). The selection between AAA and JAMS/Endispute rules shall be made by the claimant first demanding arbitration. The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award, which by its terms, affects any such alteration or modification. The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction of this Second Amended Agreement. The provisions of this Paragraph shall survive the termination of this Second Amended Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement by their duly authorized representatives on the date and year first above written.

I/OMAGIC CORPORATION               LUNG HWA ELECTRONICS CO., LTD.


/s/ Tony Shahbaz                   /s/ Peter Pai
--------------------------         ------------------------------
By: Tony Shahbaz                   By: Peter Pai
Its: President and CEO             Its: CEO